As filed with the Securities and Exchange Commission February 20,
2001        File No. 333-51918

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                     FORM SB-2 - AMENDMENT 1
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                     Excel Publishing, Inc.
     (Exact name of registrant as specified in its charter)

            Nevada                          87-0653761
(State or Other Jurisdiction of            (IRS Employer
Incorporation or Organization)         Identification No.)

                      2250 West Center St.
                     Springville,  UT  84663
(Address and telephone number of registrant's principal offices)

                        Anthony B. Ramon
                President, Excel Publishing, Inc.
                      2250 West Center St.
                     Springville,  UT  84663
                          801-489-7079
    (Name, address and telephone number of agent for service)

                           Copies to:
                    Cletha A. Walstrand, Esq.
                  Lehman Walstrand & Associates
                   8 East Broadway, Suite 620
                 Salt Lake City, UT  84111-2204
                         (801) 532-7858
                       (801) 363-1715 fax

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the Registration Statement becomes effective.

The securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                 CALCULATION OF REGISTRATION FEE

Title of each class     Amount to be       Proposed offering   Proposed maximum     Amount of
of securities to        registered         price per share     aggregate offering   registration
be registered                                                  price                fee



Common Stock            1,000,000 shares   $0.10 per share      $100,000             $26.40

  The number of shares to be registered is estimated solely for the purpose of calculating the registration fee.

  Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


PROSPECTUS
Subject to completion _____________, 2001

               $80,000 Minimum / $100,000 Maximum
                     EXCEL PUBLISHING, INC.
                          COMMON STOCK

     This is Excel's initial public offering. We are offering a minimum of 800,000 shares and a maximum of 1,000,000 shares of common stock. The public offering price is $0.10 per share. No public market exists for our shares.

     See "Risk Factors" beginning on page 2 for certain information you should consider before you purchase the shares.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        The shares are offered on a minimum/maximum, best efforts basis directly through our sole officer and director, Mr. Anthony Ramon. No commission or other compensation related to the sale of the shares will be paid to Mr. Ramon. The proceeds of the offering will be placed and held in an escrow account at Brighton Bank, 311 South State Street, Salt Lake City, UT 84111, until a minimum of $80,000 in cash has been received as proceeds from sale of shares. If we do not receive the minimum proceeds within 90 days from the date of this prospectus, unless extended by us for up to an additional 30 days, your investment will be promptly returned to you without interest and without any deductions. We may terminate this offering prior to the expiration date.


            Price to Public          Commissions      Proceeds to Company

  Per Share    $0.10                    $-0-             $0.10

  Minimum      $80,000                  $-0-             $80,000

  Maximum      $100,000                 $-0-             $100,000







       The date of this Prospectus is -------------, 2001.

                        PROSPECTUS SUMMARY

About our company

        We were formed as a Nevada corporation on June 7, 2000 with the intent to focus on the business of marketing and distributing a weekly newsletter called the Sector Fund Wealth Builder, which tracks our investment strategy and offers stock market observations and portfolio performance information. Information for our newsletter is obtained from Eldridge Investment Management with whom we have an exclusive license and from Mr. Anthony Ramon, our sole officer and director. EIM develops computer based investment programs and strategies. EIM has collected and tested data and investment theories for 20 years. The information supplied to us by EIM is generated by a program EIM developed in 1996. Using the EIM program, the return on investment was 22.6% in 1997, 22% in 1998, 76.2% in 1999 and 5.5% in 2000.

        We will be competing with a substantial number of providers of financial news and information, including online services, traditional publishers, brokerage firms and others in the financial and market analysis arena.

        We have commenced only limited operations and are considered a development stage company. As of December 31, 2000 we have realized $64,981 net losses and have not yet established profitable operations. These factors raise substantial doubts about our ability to continue as a going concern. The proceeds from this offering are needed so we can continue operations and implement our growth and marketing plan. We intend to develop a website, fund several promotional campaigns in order to advertise our services and initiate sales. Our objective is to increase our customer base and identify new markets in which to sell our newsletter.

     Our principal executive offices are located at 2250 West
Center Street, Springville, Utah 84663.  Our telephone number is
(801) 489-7079.

About our offering

        We are offering a minimum of 800,000 shares and a maximum of 1,000,000 shares. Upon completion of the offering, we will have 11,300,000 shares outstanding if we sell the minimum or 11,500,000 shares outstanding if we sell the maximum. We will use the proceeds from the offering to create and develop a website, advertise our newsletter and initiate sales by funding various promotions and other marketing campaigns.


                          RISK FACTORS

        Investing in our stock is very risky and you should be able to bear a complete loss of your investment. Please read the following risk factors closely.

     Although our management has past experience in writing, marketing and selling investment newsletters, we are a new business and investment in our company is risky. We have an extremely limited operating history so it will be difficult for you to evaluate an investment in our stock. We have limited experience and a short history of operations with respect to marketing and selling our newsletters. We have had only minimal revenues and we cannot assure that we will be profitable. As a young company, we are especially vulnerable to the problems, delays, expenses and difficulties encountered by any company in the development stage.

     If we do not raise money through this offering, it is unlikely we can continue operations. We have limited assets and need the proceeds from this offering to continue our business, identify new markets and sell our newsletters. If we cannot raise at least the minimum offering amount, we will have to seek other sources of financing or we will be severely limited in achieving our plan of operation. There is no assurance that additional sources of financing will be available at all or at a reasonable cost.

     Our newsletter may not be accepted in the market. Subscribers must accept our newsletter as beneficial and worthwhile. Market acceptance will require substantial education about the benefits of our newsletter. If subscribers do not accept our newsletter or acceptance takes a long time, then revenues and profits will be reduced. We can provide no assurance that there will be a favorable market for our newsletter or that we can realize a profitable rate of return.

     We depend on a license to supply us with information for our newsletter. The loss of our license would mean we have no information to sell. In the event our license agreement terminates for any reason, we would lose our rights to sell our current information. Further, the inability to obtain additional licenses will limit the information we can sell.

     We have limited experience in sales and marketing of financial newsletters. Our current plan is to employ direct mail marketing efforts to sell our newsletter. We also intend to use e-commerce strategies to market our newsletter. Additionally, we plan to present our newsletter at investment conferences and to establish a website for our newsletter. We cannot assure you that we will be able to establish sales and distribution capabilities for our newsletter.

        We cannot assure the completion of the minimum-maximum, best efforts offering. The shares are being offered on a "minimum-maximum, best efforts" only basis and no individual or firm is committed to purchase or take down any of the shares. There is no assurance that we will sell any portion of the shares. In the event that at least $80,000 has not been received within 90 days of the date of this prospectus, which time period may be extended for up to an additional 30 days in our discretion, funds will be promptly returned to investors without interest and without deducting expenses of this offering. As such, you could invest money for as long as 120 days and have your investment returned without interest. Anytime after the minimum amount is received prior to termination of the offering, the escrowed funds will be transmitted to us and shares will then be issued and no refunds will be made to you.

     We arbitrarily determined our offering price. The offering price of the shares was arbitrarily determined by our management. The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price be regarded as an indicator of any future market price of our securities. In determining the offering price, we considered such factors as the prospects for our products, our management's previous experience, our historical and anticipated results of operations and our present financial resources.

                   FORWARD-LOOKING STATEMENTS

     You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in this "Risk Factors" section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

                  DILUTION AND COMPARATIVE DATA

        As of December 31, 2000, we had an audited net tangible book value (total tangible assets less total liabilities) of $(29,981), or a net tangible book value per share of approximately $(.0028). The following table shows the dilution to your equity interest without taking into account any changes in our net tangible book value after December 31, 2000, except the sale of the minimum and maximum number of shares offered.


                                         Assuming Minimum    Assuming Maximum
                                         Shares Sold         Shares Sold

Shares Outstanding                       11,300,000          11,500,000

Public offering proceeds                 $55,000             $75,000
at $0.10 per share, net of estimated
offering expenses

Net tangible book value after offering   $25,019             $45,019

Net tangible book value per share        $(.0028)            $(.0028)
before offering

Increase attributable to                 $.005               $.0067
purchase of shares by
new investors

Pro forma net tangible per share         $.0022              $.0039
book value after offering

Dilution per share to new investors      $.0978              $.0961

Percent dilution                         98%                 97%


        The following table summarizes the comparative ownership and capital contributions of existing common stock shareholders and investors in this offering as of December 31, 2000:


                         Shares Owned    Total Consideration    Average Price
                         Number          %            Amount    Per Share


Present Shareholders
  Minimum Offering       10,500,000      30%          $35,000   $.002
  Maximum Offering       10,500.000      26%          $35,000   $.002

New Investors
  Minimum Offering         800,000       70%          $ 80,000  $.10
  Maximum Offering       1,000,000       74%          $100,000  $.10

     The numbers used for Present Shareholders assumes that none of the present shareholders purchase additional shares in this offering.

     The above table illustrates that as an investor in this offering, you will pay a price per share that substantially exceeds the price per share paid by current shareholders and that you will contribute a high percentage of the total amount to fund Excel Publishing, but will only own a small percentage of our shares. Investors will have contributed $80,000 if the minimum offering is raised and $100,000 if the maximum offering is raised, compared to $35,000 contributed by current shareholders. Further, if the minimum is raised, investors will only own 7% of the total shares and 8.6% if the maximum is raised.


                         USE OF PROCEEDS

     The net proceeds to be realized by us from this offering, after deducting estimated offering related expenses of approximately $25,000 is approximately $55,000 if the minimum number of shares is sold and $75,000 if the maximum number of shares is sold.

     The following table sets forth our best estimate of the use of proceeds from the sale of the minimum and maximum amount of shares offered. Since the dollar amounts shown in the table are estimates only, actual use of proceeds may vary from the estimates shown.

Description                         Assuming Sale of         Assuming Sale of
                                    Minimum Offering         Maximum Offering

Total Proceeds                      $80,000                  $100,000
Less Estimated Offering Expenses     25,000                    25,000

Net Proceeds Available               55,000                    75,000

Use of Net Proceeds
     Direct mail marketing           28,000                    33,000
     Computing equipment              5,000                     5,000
     Internet advertising and
       Website development            8,000                    12,000
     Investment conferences           3,000                     5,000
     Travel                           1,000                     2,000
     Working capital                 10,000                    18,000

TOTAL NET PROCEEDS                  $55,000                  $ 75,000

     The working capital reserve may be used for general corporate purposes to operate, manage and maintain the current and proposed operations including wages and salaries, professional fees, expenses and other administrative costs.

     We do not intend to use any of the proceeds from this offering to purchase key man insurance. Costs associated with being a public company, including compliance and audits of our financial statements will be paid from working capital and revenues generated from our operations.

     Pending expenditures of the proceeds of this offering, we may make temporary investments in short-term, investment grade, interest-bearing securities, money market accounts, insured certificates of deposit and/or in insured banking accounts.

                   DETERMINATION OF OFFERING PRICE

     The offering price of the shares was arbitrarily determined by our management. The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price be regarded as an indicator of any future market price of our securities. In determining the offering price, we considered such factors as the prospects for our products, our management's previous experience, our historical and anticipated results of operations and our present financial resources.

                         CAPITALIZATION

        The following tables sets forth our capitalization as of December 31, 2000, on an actual basis. This table should be read in conjunction with the financial statement of the company and the notes thereto.

 Stockholders' equity:

      Preferred stock, $0.001 par value, authorized 10,000,000
         shares; no shares issued or outstanding
     Common stock, $0.001 par value, authorized 50,000,000
         Shares; 10,500,000 shares issued and outstanding       $ 10,500
     Capital in excess of par value                               24,500
     (Deficit) accumulated during the development stage         $(64,981)

Total Stockholders equity                                       $(29,981)

                        DESCRIPTION OF BUSINESS

General

     We were formed as a Nevada corporation on June 7, 2000 with the intent to focus on the business of marketing and distributing a weekly newsletter which tracks our proprietary investment strategy and offers stock market observations and portfolio performance information. We have commenced only limited operations. The proceeds from this offering are needed so we can continue operations and implement our growth and marketing plan. We intend to develop a website, fund several promotional campaigns in order to advertise our services and initiate sales. Our objective is to increase our customer base and identify new markets in which to sell our newsletter.

Our business

     We market annual subscriptions for an investment strategy newsletter called the "Sector Fund Wealth Builder." The Sector Fund Wealth Builder is published and distributed to subscribers on a weekly basis. The newsletter provides timely information regarding our proprietary strategy, stock market observations, information on websites and publications relative to the stock market and investing, and a portfolio performance analysis.

     Our strategy is based upon information provided by Eldridge Investment Management, with whom we have an exclusive marketing agreement. EIM has developed a computer system that tracks and analyses sector funds and determines sustained leadership or momentum growth in targeted sectors. We use the information provided by EIM to notify our subscribers of buy or sell signals of certain sector funds.

        In addition to the recommendations based upon the EIM data, we provide a commentary on financial markets and the economy. Our commentary, provided by Mr. Ramon, is based on research and analysis of weekly trends, market developments, current political and economic events and other information obtained from subscription and non-subscription sources, websites, periodicals, and financial news channels.

     We currently fax, e-mail and U.S. mail our newsletter and Portfolio Alerts to our subscribers. In addition, for up to the minute information, we have a telephone hotline at 801-344-1304 where subscribers can call for an update of any new buy or sell recommendations. Our hotline is available to our subscribers 24 hours a day, seven days a week.

     Subscriptions are $497 per year. Under certain promotions, we offer new subscribers an introductory offer of $297 per year. We offer a 100% refund for any subscriber who cancels within the first sixty days. Thereafter, at any time a subscriber cancels their subscription, we pro rate a refund.

        We have agreed to pay EIM a royalty of 10% for all new and renewing subscriptions, less any refunds. In return EIM provides us instant notification of any and all signals given by their proprietary system. We have exclusive right to utilize the EIM program for one year from December 11, 2000. Thereafter, we will have exclusive rights provided we pay not less than $500 during each month of the second year, not less than $1,000 during each month of the third year and not less than $1,500 during each month thereafter. In the event our payments fall below the required levels during any month, our exclusive rights terminate, although we can continue to utilize the EIM program. Our agreement with EIM can be terminated by either party on or after January 1, 2004 upon three months written notice to the other party.

     In addition to our weekly newsletter, the Sector Fund Wealth Builder, we also publish intra-week alerts called Portfolio Alerts. If and when the EIM system gives a buy or sell signal intra-week, we notify our subscribers via a Portfolio Alert that is sent to the subscribers the same day, typically within hours of receiving the information from EIM. This information is also placed on our hotline immediately. Along with a buy or sell recommendation, we include a description of the funds we recommend, along with the fund's strategy and its holdings.

        As of February 13, 2001 we had approximately 124
subscribers.  Currently, subscription fees paid by subscribers is
our sole source of revenue.   We anticipate our future website
will provide additional revenue sources. We will consider allowing advertising inserts to accompany our newsletter at such time as our subscriber base reaches a significant level.

     We also intend to undertake a marketing and advertising program to promote our brand and products. In addition, we intend to pursue additional strategic relationships and, as appropriate, hire additional personnel, including management personnel, and purchase additional computer systems and software.

Industry background

     In recent years, there has been substantial growth in the individual ownership of equity and fixed income securities worldwide. In a Fall 1999 survey entitled "Equity Ownership in America," the Investment Company Institute and the Securities Industry Association reported that the number of Americans owning stocks directly or through mutual funds grew from an estimated
42.9 million in 1983 to almost 78.7 million in 1999. The survey further reported that the total holdings of equities by U.S. households rose from 17.2 percent of household financial assets in 1980 to 34.9 percent in 1998.

     We believe that various factors have contributed to the growth in financial assets, including:

  *  the speed of information delivery
  *  organization of increased numbers of mutual funds,
  *  increase investment in mutual funds,
  *  the allocation by households of more assets to equity investments,
  *  sustained high returns in the equity markets over a number of years, and
  * lower trading costs as a result of regulatory changes and improved technologies

     The proliferation in equity ownership and associated trading activity has created a need for more investment research and market information on the part of individual investors who seek higher returns on their portfolios.

     We believe that the World Wide Web has rapidly established itself as an effective means for investors to manage their portfolios, research investments and trade securities. At the same time, individuals have been taking greater control of their investments by directly researching their investments, tracing their portfolios, purchasing mutual funds and playing a more proactive role in their relationships with financial advisors. The web has facilitated these behavioral shifts by providing individual investors with easy access to information that was once generally available only to investment professionals, such as timely market news, intra-day and historical quotes, charts, Securities and Exchange Commission filings and analysts' earnings estimates.

     We believe that these trends evidence a fundamental change in the way many individual investors manage their financial assets. As individual investors seek to independently manage their financial assets, the demand for independent financial analysis and research, including SEC filings, business and financial news, stock quotes, stock price graphs and annual reports, has grown. This analysis and research represent key tools used by individuals and institutional investors in deciding whether to invest in a company or industry and when to buy or sell a particular security.

        We believe that by combining our existing products and services with financial news and information and employing the interactive qualities of the internet to create a branded financial newsletter and website, we can capitalize on the increased demand among individual investors for financial analysis and research and attract such investors as new subscribers. For this reason, as part of our business strategy, we have decided to develop and launch a website.

Marketing and advertising

     We anticipate conducting a multi-faceted advertising campaign in print as well as electronic media. We also expect to conduct direct mail marketing initiatives targeting groups likely to be interested in our products.

        We have completed five direct mail campaigns to targeted audiences. Our initial three campaigns consisted of a promotional insert in a single existing financial newsletter with approximately 10,000 subscribers. Our most recent campaigns included a promotional insert with a second existing financial newsletter with approximately 28,000 subscribers, along with a fourth effort to the existing financial newsletter with 10,000 subscribers. It is our belief, that by targeting the current financial newsletter subscribers, we can substantially increase our subscriber base. With proceeds from this offering, we believe we will be able to expand our direct mailings and a promotional inserts in financial newsletters and publications with much larger subscriber bases, thus reaching more potential subscribers for our newsletter.

        We have adopted a business strategy designed to increase the total number of our subscribers. To this end, upon completion of this offering, we will launch the creation and marketing of our website and the establishment of strategic distribution relationships with existing financial newsletter publishers through which we intend to reach additional subscribers.

     When operational, our website will offer to subscribers, our financial newsletter and analysis, portfolio alerts and archived information. We expect to use the website to build brand awareness, attract paying subscribers for our products, and eventually generate advertising revenue.

     In addition to our direct mail efforts and creating a website, we anticipate attending financial and investment
conferences to promote our newsletter.   To promote our
newsletter, we pay a fee that enables us to give a presentation on our products and services to attendees of the conference. We believe that presentations at these conferences allows us to reach a large number of potential subscribers.

Competition

     We compete with a substantial number of providers of financial news and information, market analysis and stock selections for the attention of subscribers and advertisers. We will compete directly with other financial newsletters and fee-based internet investment advisors. The growth in consumer demand for such information has been accompanied by enormous growth in the availability of such information and the number and types of sources for such information. Among the sources of competition are:

  * Online services or websites focused on business, finance and investing, such as CBS MarketWatch.com, the Wall Street Journal Interactive Edition, CNNfn and The Street.com

  * Publishers and distributors of traditional media, including print, radio and television, such as The Wall Street Journal, Investors' Daily, Barrons, Fortune, CNN and CNBC

  * Providers of terminal-based financial news and data, such as Bloomberg Business News, Reuters News Service, Dow Jones Markets and Bridge News Services

  *  Web "portal" companies such as MSN, Yahoo! And American Online

  * Online brokerage firms which provide financial and investment news and information, such as Charles Schwab and E*TRADE

  * Online market analysis and stock analysis and selection companies such as Clear Station, Polar Trading and Pristine Trading.

     The market for the distribution of investment research and related services is intensely competitive and this competition is expected to increase. We intend to differentiate ourselves from our competitors based on numerous factors including ease and speed of delivery of products and use of our website, performance, price, reliability, customer service and support, and sales and marketing efforts, as well as the quality, originality, variety and timeliness of our products and services.

     We also believe that competitive position within the financial news and information, market analysis and stock selection market is, to a significant degree, personality driven; spokesmen and analysts for enterprise in this market are often highly visible and can be an important factor in differentiating a business from our competition. We believe that our newsletter provides a strategy as well as diverse, interesting commentary that will encourage loyalty to our publication.

     Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, larger customer bases and far greater financial, technical and marketing resources than we do. This may allow them to devote greater resources to the development and promotion of their services and to the recruitment and hiring of analysts and other personnel. These competitors may also engage in more extensive research and development, undertake more extensive marketing campaigns, adopt more aggressive pricing policies, and make more attractive offers to existing and potential employees, advertisers and strategic partners.

     Because we are a small, start-up investment newsletter provider, we do not currently have the exposure or market share to be considered competitive.

Governmental Regulation

     We are not required to register under the Investment
Advisors Act of 1940 because we qualify for an exemption from registration under Section 202(a)(11)(D) of the Advisors Act.

     Operation of our website is dependent on the use of the internet and telephone connections. Currently, there are few laws that apply specifically to access to or commerce on the internet. Due to the increasing popularity of use of the internet, however, it is possible that laws and regulations with respect to the internet may be adopted at Federal, state and even local levels, covering issues such as user privacy, freedom of expression, pricing, characteristics and quality of products and services, taxation, advertising, intellectual property rights, information security and the convergence of traditional telecommunications services with internet communications. In addition, the telecommunications industry is subject to regulatory control under a number of Federal statutes. Any amendments to current regulations, statutes or new laws and regulations could harm our business, results of operations and prospects.

Employees

     We do not currently have any employees other than Anthony Ramon who is our sole officer and director. Mr. Ramon devotes at least 40 hours per week to Excel Publishing but may also be involved in other ventures. We do not intend to hire any additional employees until such time as our subscription base increases to the point where additional help is necessary. Until then, we will employ consultants and others on a part time, as needed basis, in order to help implement our business plan.

Facilities

     We rent office space on a month to month basis which includes administrative support for no more than $500 per month. Our monthly rental expense varies depending on the amount of administrative support we require each month. Our offices are located at 2250 West Center Street, Springville, Utah 84663. We believe our current office space is sufficient for our operations.

Legal proceedings

     Our company is not a party in to any bankruptcy, receivership or other legal proceeding, and to the best of our knowledge, no such proceedings by or against Excel have been threatened.

                        PLAN OF OPERATION

     We commenced our current operations in May 2000 with our test market using direct mail inserts. The response was favorable and we anticipate similar results from future direct
mail efforts.   However, in order to pursue additional direct
mail efforts, create and establish our website, investigate e-commerce relationships and increase our marketing and promotions, we must receive the proceeds from this offering.

     Should we receive only the minimum offering, we will realize a net of $55,000. We will use these funds to test market through direct mailing efforts and develop our website. We anticipate that with the minimum offering amount, we can continue our operations for a period of twelve months.

     Should we receive the maximum amount of the offering, we will realize a net of $75,000. This amount will enable us to increase our marketing efforts, create our website and explore internet relationships for marketing and distribution of our products. We anticipate that with the maximum offering amount, we can continue our operations and increase our marketing efforts for a period of twelve months.

     If we are unable to raise the minimum offering amount, it will be necessary for us to find additional funding in order to market our products. In this event, we may seek additional financing in the form of loans or sales of our stock and there is no assurance that we will be able to obtain financing on favorable terms or at all or that we will find qualified purchasers for the sale of any stock.

                      RESULTS OF OPERATIONS

        From inception on June 7, 2000 through December 31, 2000

        We realized $10,005 in revenues and $47,829 in cost of goods. We had $27,157 in general and administrative expenses. We realized a net loss of $64,981.

        As of December 31, 2000, we had $5,332 cash on hand. We have accounts payable of $8,904, accrued liabilities of $4,893, unearned subscription income of $13,516, and a note payable to a related party for $8,000, making our total current liabilities $35,313.

     We have no capital commitments for the next twelve months.

                           MANAGEMENT

     Our business will be managed by our sole officer and director, Mr. Anthony B. Ramon.

Name                  Age    Position                     Since

Anthony B. Ramon      37     Sole Officer and Director    June 2000

     The following is a brief biography of Mr. Anthony B. Ramon, sole officer and director.

     Mr. Anthony B. Ramon, Sole Officer and Director. From 1994 until the present, Mr. Ramon has been the General Manager and Publisher of The Ruff Times financial newsletter. From 1991 to 1993, he was a Vice President of The MainStreet Alliance, a discount membership club. From 1989 to 1991, Mr. Ramon was General Manager, gemologist and numismatist of Tanset Resources, a precious stones and precious metals dealer, and from 1987 to 1989, Mr. Ramon was the numismatist and account executive with Ruffco, a precious metals and rare coin dealer.

                          COMPENSATION

     Mr. Ramon currently receives $5,000 per month as salary from Excel. We currently do not have any employment agreements in place for officers or directors. We anticipate entering an employment agreement with our sole officer in the future. We do not anticipate compensating any directors.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Our policy is stated in Article X of our articles of incorporation. A contract or transaction either between our company and a director, or between a director and another company in which he is financially interested is not necessarily void or voidable if the relationship or interest is disclosed or known to the board of directors and the stockholders are entitled to vote on the issue, or if it is fair and reasonable to our company. A common or interested director may be counted in determining the presence of a quorum at a meeting of the board of directors or committee thereof which authorizes, approves or ratifies the contract or transaction.

     On June 15, 2000, we issued 10,000,000 shares to Mr. Anthony
B. Ramon, sole officer and director. We received $10,000 for the shares.

        During December 2000, Mr. Ramon loaned us $8,000 at a rate of 10% per annum. The note is due on demand.

                     PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of 800,000 should the minimum number of shares be sold and to reflect the sale of 1,000,000 should the maximum number of shares be sold.

The table includes:
 * each person known to us to be the beneficial owner of more than five percent of the outstanding shares
 *  each director of Excel
 *  each named executive officer of Excel

Name & Address        # of Shares      % Before          % After Offering
                      Beneficially     Offering      Minimum         Maximun
                      Owned

Anthony B. Ramon      10,000,00        95.23%        88.49%          86.95%
632 N. 1000 East
Mapleton,  UT 84664


All directors and
executive officers   10,000,000       95.23%        88.49%          86.95%
as a group (1 person)

     Mr. Anthony B. Ramon is the sole officer and director of Excel.

                  DESCRIPTION OF THE SECURITIES

Common Stock

     We are authorized to issue up to 50,000,000 shares of common stock with a par value of $.001. As of the date of this prospectus, there are 10,500,000 shares of common stock issued and outstanding.

     The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

     We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Preferred Stock

     We are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $.001. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding.

     Our preferred stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by our board of directors. Our board of directors are expressly authorized to fix:

  *  Voting rights
  *  The consideration for which the shares are to be issued;
  *  The number of shares constituting each series;
  *  Whether the shares are subject to redemption and the terms of redemption;
  * The rate of dividends, if any, and the preferences and whether such dividends shall be cumulative or noncumulative;
  * The rights of preferred stockholders regarding liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of Excel; and
  * The rights of preferred stockholders regarding conversion or exchange of shares for another class of our shares.

Transfer Agent

     Interwest Transfer Company, Inc., 1981 East 4800 South, Salt
Lake City, Utah  84124, is our transfer agent.

                SHARES AVAILABLE FOR FUTURE SALE

     As of the date of this prospectus, there are 10,500,000 shares of our common stock issued and outstanding. Upon the effectiveness of this registration statement, 800,000 shares of common stock will be freely tradeable if the minimum number of shares are sold and 1,000,000 shares of common stock will be freely tradable if the maximum number of shares are sold. The remaining 10,500,000 shares of common stock will be subject to the resale provisions of Rule 144. Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

     Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer. Affiliates of the company may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company ("Applicable Requirements"). Resales by the company's affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more that the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

     MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     We have two shareholders. Currently, there is no public trading market for our securities and there can be no assurance that any market will develop. If a market develops for our securities, it will likely be limited, sporadic and highly volatile.

     Presently, we are privately owned. This is our initial public offering. Most initial public offerings are underwritten by a registered broker-dealer firm or an underwriting group. These underwriters generally will act as market makers in the stock of a company they underwrite to help insure a public market for the stock. This offering is to be sold by our sole officer and director. We have no commitment from any brokers to sell shares in this offering. As a result, we will not have the typical broker public market interest normally generated with an initial public offering. Lack of a market for shares of our common stock could adversely affect a shareholder in the event a shareholder desires to sell his shares. The company does anticipate a market maker filing for listing on the Over the Counter Bulletin Board should the offering succeed.

     Currently the Shares are subject to Rule 15g-9, which provides, generally, that for as long as the bid price for the Shares is less than $5.00, they will be considered low priced securities under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time. Consequently, so long as the common stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the common stock. The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

                      PLAN OF DISTRIBUTION

     Mr. Anthony B. Ramon, the sole officer and director of the company will sell the common shares offered hereunder on a "best efforts" basis. We have appointed Brighton Bank, 311 South State Street, Salt Lake City, Utah 84111 as the escrow agent who will hold proceeds from the sale of shares until the minimum $80,000 has been received. If we have not received $80,000 within 90 days from the date of this prospectus, unless extended by us for up to an additional 30 days, funds will be promptly returned to investors without interest and without any deductions. In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased either in cash or by check payable to the order of Excel Publishing, Inc.

     Solicitation for purchase of our shares will be made only by means of this prospectus and communications with our sole officer and director who is employed to perform substantial duties unrelated to the offering, who will not receive any commission or compensation for their efforts, and who is not associated with a broker or dealer.

                          LEGAL MATTERS

     The legality of the issuance of the shares offered hereby and certain other matters will be passed upon for Excel
Publishing, Inc. by Lehman Walstrand & Associates, Salt Lake
City, Utah.

                             EXPERTS

        The financial statements of Excel Publishing, Inc. as of December 31, 2000 (audited) appearing in this Prospectus and Registration Statement have been prepared by Pritchett, Siler & Hardy, P.C., as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                     ADDITIONAL INFORMATION

     We have filed a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to Excel and the shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part of the Registration Statement may be obtained from the Commission upon payment of a prescribed fee. This information is also available from the Commission's Internet website, http://www.sec.gov.

                      EXCEL PUBLISHING, INC.
                  [A Development Stage Company]




                            CONTENTS

                                                          PAGE

   -  Independent Auditors' Report                         19


   -  Balance Sheet, December 31, 2000                     20


   -  Statement of Operations, for the period from
        inception on June 7, 2000 through
        December 31, 2000                                  21


   -  Statement of Stockholders' Equity (Deficit), for
     -the period from inception on June 7, 2000 through
        December 31, 2000                                  22


   -  Statement of Cash Flows, for the period from
        inception on June 7, 2000 through
        December 31, 2000                                  23


   -  Notes to Financial Statements                        24

                  INDEPENDENT AUDITORS' REPORT



Board of Directors
EXCEL PUBLISHING, INC.
Salt Lake City, Utah

We have audited the accompanying balance sheet of Excel Publishing, Inc. [a development stage company] at December 31, 2000, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception on June 7, 2000 through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Excel Publishing, Inc. [a development stage company] as of December 31, 2000, and the results of its operations and its cash flows for the period from inception on June 7, 2000 through December 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 5 to the financial statements, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/ PRITCHETT, SILER & HARDY, P.C.

January 23, 2001
Salt Lake City, Utah

                     EXCEL PUBLISHING, INC.
                  [A Development Stage Company]

                          BALANCE SHEET



                             ASSETS


                                                   December 31,
                                                       2000
                                                    _________
CURRENT ASSETS:
  Cash                                               $  5,332
                                                    _________
        Total Current Assets                            5,332
                                                    _________
                                                     $  5,332
                                                    _________


         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES:
  Accounts payable                                   $  8,904
  Accrued liabilities                                   4,893
  Unearned subscription income                         13,516
  Note payable - related party                          8,000
                                                    _________
        Total Current Liabilities                      35,313
                                                    _________

STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.001 par value,
   5,000,000 shares authorized,
   no shares issued and outstanding                         -
  Common stock, $.001 par value,
   50,000,000 shares authorized,
   10,500,000 shares issued and
   outstanding                                         10,500
  Capital in excess of par value                       24,500
  (Deficit) accumulated during the
    development stage                                 (64,981)
                                                    _________
        Total Stockholders' Equity (Deficit)          (29,981)
                                                    _________
                                                     $  5,332
                                                    _________

  The accompanying notes are an integral part of this financial statement.

                     EXCEL PUBLISHING, INC.
                  [A Development Stage Company]


                     STATEMENT OF OPERATIONS




                                                  From Inception on
                                                     June 7, 2000
                                                       Through
                                                     December 31,
                                                         2000
                                                  _______________

REVENUE, net                                         $     10,005

COST GOODS SOLD                                            47,829
                                                  _______________
  Gross profit                                            (37,824)

EXPENSES:
  General and Administrative                               27,157
                                                  _______________
LOSS BEFORE INCOME TAXES                                  (64,981)

CURRENT TAX EXPENSE                                             -

DEFERRED TAX EXPENSE                                            -
                                                  _______________

NET LOSS                                             $    (64,981)
                                                  _______________

LOSS PER COMMON SHARE                                $       (.00)
                                                  _______________

  The accompanying notes are an integral part of this financial statement.

                     EXCEL PUBLISHING, INC.
                  [A Development Stage Company]

           STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

           FROM THE DATE OF INCEPTION ON JUNE 7, 2000

                    THROUGH DECEMBER 31, 2000

                                                                                Deficit
                                                                              Accumulated
                         Preferred Stock       Common Stock      Capital in     During the
                _____________________________________________    Excess of     Development
                         Shares   Amount     Shares    Amount    Par Value       Stage
                _________________________________________________________________________
BALANCE, June 7, 2000         -   $    -           -   $      -  $       -    $         -

Common stock issued for
  cash at $.001 per share,
  June 2000                   -        -  10,000,000     10,000          -              -

Common stock issued for
  cash at $.05 per share,
  August 2000                 -        -     500,000        500     24,500              -

Net loss for the period
  ended December 31, 2000     -        -           -          -          -        (64,981)
                __________________________________________________________________________

BALANCE, December 31,
  2000                        -  $     -  10,500,000   $ 10,500  $ 24,500     $   (64,981)
               ___________________________________________________________________________


  The accompanying notes are an integral part of this financial statement.

                     EXCEL PUBLISHING, INC.
                  [A Development Stage Company]

                     STATEMENT OF CASH FLOWS

        INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                            From Inception on
                                                               June 7, 2000
                                                                  Through
                                                               December 31,
                                                                  2000
                                                            _______________
Cash Flows From Operating Activities:
 Net loss                                                   $      (64,981)
 Adjustments to reconcile net loss to
   net cash used by operating activities:
    Changes in assets and liabilities:
      Increase in accrued liabilities                                4,893
      Increase in accounts payable                                   8,904
      Increase in unearned subscription income                      13,516
                                                            _______________
     Net Cash (Used) by Operating Activities                       (37,668)
                                                            _______________
Cash Flows From Investing Activities                                     -
                                                            _______________
    Net Cash Provided by Investing Activities                            -
                                                            _______________
Cash Flows From Financing Activities:
 Proceeds from issuance of common stock                             35,000
 Proceeds from notes payable - related party                         8,000
                                                            _______________
     Net Cash Provided by Financing Activities                      43,000
                                                            _______________
Net Increase (Decrease) in Cash                                      5,332

Cash at Beginning of Period                                              -
                                                            _______________
Cash at End of Period                                       $        5,332
                                                            _______________

Supplemental Disclosures of Cash Flow
  Information:

 Cash paid during the period for:
   Interest                                                 $           -
   Income taxes                                             $           -

Supplemental Schedule of Noncash Investing and Financing Activities:
  For the period ended December 31, 2000:
    None


 The accompanying notes are an integral part of these financial statements.

                     EXCEL PUBLISHING, INC.
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - Excel Publishing, Inc. (the Company) was organized under the laws of the State of Nevada on June 7, 2000. The Company is considered a development stage company as defined in Statement of Financial Accounting Standards (SFAS) No. 7. The Company sells subscriptions to an investment newsletter. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

  Revenue Recognition - The Company recognizes revenue from the sale of subscriptions upon mailing of the Company's newsletters. At December 31, 2000, the Company has recorded unrecorded subscription income of $13,516, representing the unearned portion of annual subscriptions.

  Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". [See Note 7]

  Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

  Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB Statement No. 133 (an amendment of FASB Statement No. 133.),", SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities - and Amendment of SFAS No. 133", SFAS No. 139, "Recission of SFAS No. 53 and Amendment to SFAS No 63, 89 and 21", and SFAS No. 140, "Accounting to Transfer and Servicing of Financial Assets and Extinguishment of Liabilities", were recently issued SFAS No. 136, 137, 138, 139 and 140 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - CAPITAL STOCK

  Common  Stock  -  During  June  2000,  in  connection  with   its
  organization, the Company issued 10,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for $10,000 cash (or $.001 per share).

  During August 2000, the Company issued 500,000 shares of its previously authorized, but unissued common stock for $25,000 cash (or $.05 per share).

                     EXCEL PUBLISHING, INC.
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 3 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At December 31, 2000, the Company has available unused operating loss carryforwards of approximately $64,000, which may be applied against future taxable income and which expire in various years through 2020.

  The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $25,000 as of December 31, 2000 with an offsetting valuation allowance of the same amount.

NOTE 4 - RELATED PARTY TRANSACTIONS

  Management Compensation - As of December 31, 2000, the Company has paid $40,000 in compensation to an officer/director of the Company.

  Loan from an Officer- During December 2000, an officer of the Company loaned $8,000 to the Company at a rate of 10% per annum due on demand.

NOTE 5 - GOING CONCERN

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                     EXCEL PUBLISHING, INC.
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 6 - COMMITMENTS AND CONTINGENCIES

  License Agreement - In December 2000, the Company entered into a license agreement with Eldridge Investment Management Company for the exclusive right to receive the timely information generated from Eldridge's computer-based investment strategy programs, EIM Mutual Fund Program. The Company will have the exclusive right to utilize EIM Mutual Fund Program for news letter-based services for one year from December 11, 2000. Thereafter, the Company will have the exclusive right to utilize this program in this manner provided the Company pay not less than $500 during each month of the second year, not less than $1,000 during each month of the third year, and not less than $1,500 during each month thereafter. In the event payments fall below those specified during any month, the Company's exclusive right terminates, although their right to continue utilizing the EIM Mutual Fund Program will continue. This agreement may be terminated by either party on or after January 1, 2004 upon three months' prior written notice to the other party.



NOTE 7 - LOSS PER SHARE

  The following data shows the amounts used in computing loss per share:

                                                  From Inception on
                                                     June 7, 2000
                                                       Through
                                                     December 31,
                                                         2000
                                                   ______________
    Loss from continuing operations
    available to common shareholders
    (numerator)                                       $ (64,981)
                                                   ______________
    Weighted average number of
    common shares outstanding used
    in computing loss per share for the period
    (denominator)                                    10,381,910
                                                   ______________
NOTE 8 - SUBSEQUENT EVENT

  Proposed Stock Offering - The Company is proposing to make a public offering of 1,000,000 shares of its previously authorized but unissued common stock. This offering is proposed to be registered with the Security and Exchange Commission on Form SB-
  2. An offering price of $.10 per share has been arbitrarily determined by the Company. The offering will be managed by the Company without an underwriter. The shares will be offered and sold by an officer of the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering. The sale of all 1,000,000 shares is to be made within 90 days (or 120 days if extended by the Company) of the commencement of the offering.

===============================  ===============================
Until _____________, 2001, all
dealers that effect
transactions in these
securities, whether or not                   $100,000
participating in this offering,
may be required to deliver a
prospectus.  This is in
addition to the dealers'
obligation to deliver a
prospectus when acting as
underwriters and with respect
to their unsold allotments or
subscriptions.

-------------------------------
TABLE OF CONTENTS                                Excel Publishing, Inc.
-------------------------------

Prospectus Summary                              2
Risk Factors                                    2
Forward-Looking Statements                      3    1,000,000 Shares
Dilution and Comparative Data                   4     Common Stock
Use of Proceeds                                 5    $.001 Par Value
Determination of Offering Price                 6
Capitalization                                  6
Description of Business                         6
Plan of Operation                              10
Management                                     11
Compensation                                   12
Certain Relationships and Related Transactions 12      ---------------
Principal Stockholders                         12        Prospectus
Description of the Securities                  13      ---------------
Shares Available for Future Sale               13
Market for Common Stock                        14
Plan of Distribution                           15
Legal Matters                                  15
Experts                                        15
Additional Information                         15
Index to Financial Statements                  16

No dealer, salesperson or other
person has been authorized to
give any information or to make
any representations other than
those contained in this
Prospectus and, if given or
made, such information or
representations must not be
relied upon as having been
authorized by the Company. This
Prospectus does not constitute
an offer to sell or a
solicitation of an offer to buy
any of the securities offered                      _________________2001
hereby to whom it is unlawful
to make such offer in any
jurisdiction. Neither the
delivery of this Prospectus nor
any sale made hereunder shall,
under any circumstances, create
any implication that
information contained herein is
correct as of any time
subsequent to the date hereof
or that there has been no
change in the affairs of the
Company since such date.
================================      ========================================

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our company's charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the company shall have any liability to the company or its stockholders for monetary damages. The Nevada Revised Statutes provide that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The company's charter and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Nevada Revised Business Corporations Act and that the company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

     The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Excel. However, nothing in our charter or bylaws of the company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.


Securities and Exchange Commission Filing Fee     $      26.40
Printing Fees and Expenses                            1,000.00
Legal Fees and Expenses                              15,000.00
Accounting Fees and Expenses                          7,000.00
Blue Sky Fees and Expenses                            1,000.00
Trustee's and Registrar's Fees                          500.00
Miscellaneous                                           473.60
TOTAL                                             $  25,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     On June 15, 2000, we issued 10,000,000 shares to Anthony B. Ramon in exchange for $10,000. The securities were sold in a private transaction, without registration in reliance on the exemption provided by Section 4(2) of the Securities Act. The investor had a pre-existing relationship with the Company and had access to all material information pertaining to the Company and its financial condition. No broker was involved and no commissions were paid in the transaction.

     On August 1, 2000, we issued 500,000 shares to an individual in exchange for $25,000 in a private transaction, without registration in reliance on the exemption provided by Section
4(2) of the Securities Act. No broker was involved and no commissions were paid in the transaction.

ITEM 27. EXHIBITS.

Exhibits.

SEC Ref. No. Title of Document                                   Location

3(i)          Articles of Incorporation                           Initial filing
3(ii)         By-laws                                             Initial filing
5             Legal Opinion included in Exhibit                   Initial filing
10            Material Contract - Eldridge Investment Management  Initial filing
10.1          Promissory Note                                     Attached
23.1          Consent of Lehman Walstrand & Associates            Initial filing
23.2          Consent of Pritchett, Siler & Hardy, P.C.           Attached
99.1          Escrow Agreement                                    Attached
99.2          Subscription Agreement                              Initial filing


ITEM 28. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the us of expenses incurred or paid by a director, officer or controlling persons of Excel in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to:
  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, Excel Publishing, Inc., certifies that it has reasonable ground to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf, in the City of Salt Lake, State of Utah, on February 20, 2001.


                                             Excel Publishing, Inc.




                                             By: /s/ Anthony B.Ramon

                                             -----------------------
                                             Anthony B. Ramon
                                             President and Treasurer
Dated: February 20, 2001


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacity and on the dates indicated.




/s/ Anthony B. Ramon
Sole Officer and Director

Dated: February 20, 2001